040105

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number
Barbara K. Cegavske (signature)	20150572766-91
Barbara K. Cegavske	Filing Date and Time
Secretary of State	12/31/2015 10:06 AM
State of Nevada	Entity Number
	E0605262015-2

USE BLACK INK ONLY - DO NOT HIGHLIGHT — **ABOVE SPACE IS FOR OFFICE USE ONLY**

1. Name of Corporation: GLOCORP INC

2. Registered Agent for Service of Process: (check only one box)

- [X] Commercial Registered Agent: Vcorp Services, LLC (Name)
- [ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity:

Street Address: ___ City: ___ Nevada Zip Code: ___

Mailing Address (if different from street address): ___ City: ___ Nevada Zip Code: ___

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with par value:* 11,000,000 — Par value per share: $ 0.001 — Number of shares *without par value:* 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

	Name	Street Address	City	State	Zip Code
1)	Low Koon Poh	100.3.041 129 Offices Block J Jaya 1 #72A	Selangor, Malaysia		46200
2)	Willy Chan Foo Weng	100.3.041 129 Offices Block J Jaya 1 #72A	Selangor, Malaysia		46200

5. Purpose: (optional; required only if Benefit Corporation status selected)

The purpose of the corporation shall be:

6. Benefit Corporation: (see instructions) [ ] Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

Name: Farah Moiso

X (signature) — **Incorporator Signature**

Address: 5670 Wilshire Blvd Suite 1530 — City: Los Angeles — State: CA — Zip Code: 90036

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X (signature) — **Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity**

Date: 12/31/2015

This form must be accompanied by appropriate fees.

ATTACHMENT
TO
ARTICLES OF INCORPORATION
OF
GLOCORP INC

3a. (a) The total number of shares of stock which the Corporation shall have authority to issue is Eleven Million (11,000,000) which shall consist of (i) Ten Million (10,000,000) shares of common stock, par value $0.001 per share (the "Common Stock"), and (ii) One Million (1,000,000) shares of preferred stock, par value $0.001 per share (the "Preferred Stock").